Exhibit 1.1

WASTE CONNECTIONS, INC.

$500,000,000

5.250% Senior Notes due 2035

Underwriting Agreement

May 28, 2025

BofA Securities, Inc.

J.P. Morgan Securities LLC

PNC Capital Markets LLC

Truist Securities, Inc.

   As Representatives of the

   several Underwriters listed

   in Schedule 1 hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o PNC Capital Markets LLC

300 Fifth Avenue, 10th Fl.

Pittsburgh, Pennsylvania 15222

c/o Truist Securities, Inc.

50 Hudson Yards, 70th Fl.

New York, New York 10001

Ladies and Gentlemen:

Waste Connections, Inc., a corporation incorporated under the Business Corporations Act (Ontario) (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $500,000,000 principal amount of its 5.250% Senior Notes due 2035 (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of November 16, 2018 (the “Base Indenture”) between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as amended by a Supplemental Indenture to be dated as of June 4, 2025 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.            Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-282813), including a base prospectus, relating to the Securities. Such registration statement, as amended as of the date hereof, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to the offering of the Securities and the base prospectus included in the Registration Statement, and the term “Prospectus” means the prospectus supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 2:50 P.M., New York City time, on May 28, 2025, the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): (i) the Preliminary Prospectus, dated as of May 28, 2025, and (ii) each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

The Company intends to use the proceeds of the offering of the Securities to repay a portion of the borrowings outstanding under that certain Revolving Credit Agreement, dated as of February 27, 2024, by and among the Company, as borrower, Bank of America, N.A., acting through its Canada Branch, as the global agent, the swing line lender, and a letter of credit issuer, Bank of America, N.A., as the U.S. agent and a letter of credit issuer, and the lenders and other letter of credit issuers from time to time party thereto, as amended by the first amendment to the Revolving Credit Agreement, dated as of May 23, 2025.

2.            Purchase and Sale of the Securities.

(a)            The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.224% of the principal amount thereof plus accrued interest, if any, from June 4, 2025 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)            The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable and in accordance with this Agreement, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)            Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on June 4, 2025, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d)            Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available electronically for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)            The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Representatives or any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Company or any other person.

(f)            Each Underwriter hereby represents, covenants and agrees with the Company that neither it nor any affiliate will directly or indirectly undertake a distribution (as such term is defined in the applicable securities laws, rules, regulations and published policy statements, blanket orders, orders, national and local instruments and notices applicable in each of the provinces and territories of Canada (collectively, the “Canadian Securities Laws”)) in Canada or to persons or companies in Canada.

3.            Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)            Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(b)            Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(c)            Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information, and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(d)            Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) each document listed on Annex A hereto (which constitute part of the Time of Sale Information) and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act and has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby). Each Issuer Free Writing Prospectus, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(e)            Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, at the Time of Sale and at the Closing Date, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the applicable Canadian Securities Laws, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly, in all material respects, the information required to be stated therein. The other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)            No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the share capital (other than the issuance of common shares upon exercise of share options and warrants or vesting of awards described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Time of Sale Information and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(h)            Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement and the Securities (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the entities listed on Schedule 2 hereto.

(i)            Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(j)            The Indenture. The Indenture has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company and, when the Supplemental Indenture has been duly executed and delivered in accordance with its terms by each of the parties thereto, the Indenture will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and the Indenture will conform in all material respects to the requirements of the Trust Indenture Act.

(k)            The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l)            Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m)           Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(n)           No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its articles or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; and (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)            No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles or by-laws or similar organizational documents of the Company or (iii) result in the violation by the Company of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Securities under the Securities Act, (ii) the qualification of the Indenture under the Trust Indenture Act, (iii) any required filings with the Financial Industry Regulatory Authority and (iv) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters. It is not necessary in connection with the issuance and sale of the Securities to the Underwriters and the offer, resale and delivery of the Securities by the Underwriters to subsequent purchasers located outside of Canada, in each case in the manner contemplated by this Agreement, to file and obtain a receipt for a prospectus with and from any Canadian Securities Commission to qualify such offer, sale or delivery of the Securities under Canadian Securities Laws.

(q)            Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions are, to the knowledge of the Company, threatened by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no contracts or other documents or statutes or regulations that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(r)            Independent Accountants. Grant Thornton LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act. There has not been any reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations of the Canadian Securities Administrators) with respect to Grant Thornton LLP, and any non-audit services provided to the Company and its subsidiaries by Grant Thornton LLP have been approved by the audit committee of the board of directors of the Company.

(s)            Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)            Cybersecurity. (i)(x) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there has been no security breach of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software or technology (collectively, “IT Systems”), resulting in the unauthorized use, access, misappropriation or modification of the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them (collectively, “Customer Personal Data”) or other personal, personally identifiable, sensitive, confidential or regulated data in connection with their respective businesses and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach to their IT Systems resulting in such use, access, misappropriation or modification; except, as has not, in the case of this clause (i), resulted in any material liability for the Company and its subsidiaries; (ii) the Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and data, and to the protection of such IT Systems and data from unauthorized use, access, misappropriation or modification; (iii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all Customer Personal Data and other personal, personally identifiable, sensitive, confidential or regulated data) used in connection with their businesses, including backup and disaster recovery technology consistent in all material respects with industry standards and practices, and (iv) the Company and its subsidiaries’ IT Systems are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear, to the Company’s knowledge, of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.

(u)            Intellectual Property. (i) The Company and its subsidiaries own or have the right to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses; (ii) to the knowledge of the Company, the Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any claim of infringement, misappropriation or violation of the Intellectual Property of any other person, except, in each case, for any claim that would not reasonably be expected to be material to the Company’s and its subsidiaries’ business; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person in any material respect.

(v)            Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w)           Taxes. The Company and its subsidiaries have duly and on a timely basis filed all material tax returns required to be filed through the date hereof pursuant to applicable law, paid all material taxes, assessments, re-assessments and other governmental charges (including any penalties, interest and other fines related thereto) due and payable by them, and have properly withheld or collected and remitted all material amounts required to be withheld or collected and remitted by them in respect of any governmental charges, except in each case with respect to taxes, assessments, re-assessments or other governmental charges that are being contested in good faith and for which adequate reserves have been established. The Company and its subsidiaries have made adequate provision for material taxes payable for any completed fiscal period for which tax returns are not yet required and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any material tax return or payment of any material tax, governmental charge or deficiency by the Company or any of its subsidiaries. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material actions, suits, proceedings, investigations or claims threatened or pending against the Company or any of its subsidiaries in respect of taxes, governmental charges or assessments or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority.

(x)            Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, provincial, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such notice or failure to renew would not, individually or in the aggregate, have a Material Adverse Effect.

(y)            No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party, except in the normal course of the collective bargaining process.

(z)            Certain Environmental Matters. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus: (i) the Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, provincial, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Prospectus, (x) there is no proceeding that is pending, or that is known by the Company or its subsidiaries to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $1,000,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates capital expenditures relating to any Environmental Laws that would reasonably be expected to have a Material Adverse Effect.

(aa)          Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”), has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and, except as disclosed in the Company’s most recent Annual Report on Form 10-K, no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)         Canadian Plans. With respect to the Canadian Plans, (i) the Company and its subsidiaries are in compliance with the terms of such plans and all applicable laws including any applicable Canadian pension legislation and regulations, (ii) to the extent required by law or the terms of such plan, each has been funded in accordance with the plan terms and all applicable Canadian legislation and, to the extent applicable, generally accepted actuarial principles and practices in Canada and (iii) each has been administered in accordance with its terms and there are no outstanding defaults or violations by the Company or any of its subsidiaries of any obligation required to be performed by it in connection with any such plan, except, in the case of each of the immediately preceding sub-clauses (i), (ii) and (iii), as disclosed in the Time of Sale Information and the Prospectus or as would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. For the purposes of the foregoing, “Canadian Plans” means all employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, savings, stock option, stock purchase, stock appreciation, medical, dental, disability, life insurance and similar plans, programmes or arrangements that are subject to laws of any province or territory of Canada (or federal laws of Canada applicable therein), including, where applicable, regulation in respect thereof, that relate to the current or former employees, officers or directors of the Company and its subsidiaries and which are maintained, sponsored or funded by the Company or any of its subsidiaries, or under which the Company or any of its subsidiaries has any liability, other than benefit plans established pursuant to statute or any multi-employer pension plan within the meaning of any applicable Canadian pension legislation (a “Canadian Multi-Employer Pension Plan”). With respect to the Canadian Multi-Employer Pension Plans, the Company and its Subsidiaries have made all required contributions to such plans in accordance with the applicable collective agreements.

(cc)          Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd)         Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) and as permitted under National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings of the Canadian Securities Administrators that comply with the requirements of the Exchange Act and Canadian Securities Laws and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(ee)          Canadian Reporting Issuer. The Company is a “reporting issuer” (within the meaning of Canadian Securities Laws) in each of the provinces of Canada, is not on the list of defaulting reporting issuers or noted in default on the list of reporting issuers maintained by any Canadian Securities Commission in such jurisdictions and is not in default of any material requirement of Canadian Securities Laws in any such jurisdiction.

(ff)            Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as is generally maintained by companies engaged in the same or a similar business to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(gg)          No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any of their officers or directors nor, to the knowledge of the Company, any employee of the Company or any of its subsidiaries or any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, the Corruption of Foreign Public Officials Act (Canada) or any other applicable anti-bribery or anti-corruption laws of all jurisdictions where the Company or any of its subsidiaries conducts business; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(hh)          Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)            No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor any of their officers or directors nor, to the knowledge of the Company, any employee of the Company or any of its subsidiaries or any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the Government of Canada, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction where the Company or any of its subsidiaries conducts business (collectively, “Sanctions”), nor is the Company, any of its subsidiaries organized, resident or operating in a country or territory that is the subject or target of Sanctions (which are currently the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic and Crimea regions of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, Syria and North Korea (each, a “Sanctioned Country”)); and the Company will not directly or, to its knowledge, indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that, to the Company’s knowledge, will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction, is or was the subject or the target of Sanctions, or with any Sanctioned Country.

(jj)            Senior Indebtedness. The Securities shall constitute senior (unsubordinated) indebtedness of the Company.

(kk)          No Restrictions on Subsidiaries. Except for any restrictions under (i) any applicable corporate, limited partnership, limited liability company, or other similar organizational law, (ii) the Articles of Waste Connections West Inc. (formerly known as RRR Operations Inc.), or (iii) any agreement between (or among) the Company (and/or any one or more of its subsidiaries) and any one or more of its subsidiaries, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus and that will be permitted by the Indenture.

(ll)            No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(mm)        Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn)         Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(oo)         Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(pp)         Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(qq)         No Withholding Tax. Except, in each case, as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, and subject to the limitations and qualifications stated in the Time of Sale Information and the Prospectus, all payments to be made by the Company on or by virtue of the execution, delivery or performance of the Transaction Documents and all interest, principal, premium, if any, additional amounts, if any, and other payments under the Transaction Documents, under the current laws and regulations of Canada and any political subdivision thereof having the power to tax (each, a “Canadian Taxing Jurisdiction”), will not be subject to withholding taxes under the current laws and regulations of any Canadian Taxing Jurisdiction and are otherwise payable free and clear of any other withholding tax in the Canadian Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in the Canadian Taxing Jurisdiction.

(rr)           Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges (“Stamp Taxes”) required to be paid by or on behalf of the Underwriters in Canada or any political subdivision or taxing authority thereof on the execution and delivery of the Transaction Documents or the offer or sale of the Securities in the manner contemplated by the Transaction Documents.

(ss)          Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon any of the Transaction Documents would be enforceable against the Company by the courts of a province or territory of Canada and any court competent to hear an appeal therefrom (each, a “Canadian Court”), without reconsideration or reexamination of the merits, provided that: (i) the action to enforce the judgment must be commenced within any applicable limitation period, (ii) a Canadian Court will have the discretion to stay or decline to hear the enforcement action if there is another subsisting judgment in any jurisdiction relating to the same cause of action as the judgment, (iii) the Canadian Court will render judgment only in Canadian dollars and (iv) an action on the judgment may be affected by Enforceability Exceptions; and further subject to the following defenses: (A) if the judgment was obtained by fraud or in a manner contrary to the principles of natural justice, (B) if the judgment is for a claim which would be characterized as based on a foreign revenue, expropriatory, penal or other public law (C) if the judgment is contrary to public policy or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes; or if the judgment has been satisfied or is void under New York law.

(tt)            Valid Choice of Law. The choice of laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of each province and territory of Canada and will be honored by Canadian Courts.

(uu)          Exchange Controls. No exchange control authorization or any other authorization, approval, consent or license of any governmental or regulatory authority or Canadian Court is required for the payment of any amounts payable under the Transaction Documents and, except, in each case, as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, may be paid in Canadian dollars that may be converted into another currency and freely transferred out of Canada, without the necessity of obtaining any governmental authorization in Canada or any political subdivision or taxing authority thereof or therein.

(vv)          Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 7 hereof do not contravene applicable Canadian law.

(ww)        No Requirement to Qualify to do Business. It is not necessary under the laws of Canada that any holder of the Securities, or the Underwriters, should be licensed, qualified or entitled to carry on business in Canada (i) to enable any of them to enforce their respective rights under the Transaction Documents or the consummation of the transactions contemplated hereby or thereby or any other document to be delivered in connection herewith or therewith or (ii) solely by reason of the execution, delivery or performance of any such document.

(xx)           No Requirement to File or Record. This Agreement and the other Transaction Documents are in proper legal form under the laws of Canada for the enforcement thereof in Canada against the Company, and to ensure the legality, enforcement or admissibility into evidence of this Agreement and any other Transaction Document in Canada it is not necessary for this Agreement or any such Transaction Document, as the case may be, to be filed or recorded with any Canadian Court or other authority in Canada or that any tax or fee be paid in Canada on or in respect of this Agreement or such Transaction Document, as the case may be, or any other document, other than court costs (including, without limitation, filing fees). This Agreement and the other Transaction Documents are in proper legal form under the laws of the State of New York for the enforcement thereof in the State of New York against the Company, and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of this Agreement and any other Transaction Document in the State of New York that this Agreement or any such Transaction Document, as the case may be, be filed or recorded with any court or other authority in the State of New York or that any tax or fee be paid in the State of New York on or in respect of this Agreement or such Transaction Document, as the case may be, or any other document, other than court costs, including (without limitation) filing fees.

(yy)         No Canadian Domicile. None of the holders of the Securities, the Underwriters or the Trustee who are not otherwise resident in Canada and who do not carry on business in Canada will be deemed resident, domiciled, carrying on business or subject to taxation in Canada on an overall worldwide income basis solely by virtue of the execution, delivery, performance or enforcement of the Transaction Documents or the issuance or sale of the Securities or by virtue of the ownership or transfer of Securities or the receipt of payments pursuant to any of the Transaction Documents.

4.            Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)            Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430 Information under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file within the applicable time periods specified by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)            Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)            Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)            Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)            Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)            Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference therein will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)            Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)            Clear Market. During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and that have a tenor of more than one year; provided that this covenant shall not prevent the Company from consummating any intercompany financing transactions with or among its subsidiaries.

(i)            Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement, provided that (i) such delivery requirements to the Company’s security holders shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 thereof and (ii) such delivery requirements to the Representatives shall be deemed met by the Company if the related reports are available on the Commission’s Electronic Data Gathering Analysis and Retrieval System.

(j)            Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(k)            DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)            No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m)          Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)           Tax Gross-Up. The Company agrees with each of the Underwriters to make all payments under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by any taxing jurisdiction, unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received by the Underwriters after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction had been made, except that no such additional amounts shall be paid to the extent that such taxes, duties or charges (i) would not have been imposed (or would have been imposed at a reduced rate) but for any past, present or future connection of an Underwriter with the taxing jurisdiction other than the mere entering into of this Agreement or receipt of payments or performance of obligations hereunder, (ii) would not have been imposed (or would have been imposed at a reduced rate) but for the failure of an Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such Underwriter, if such compliance is timely requested by the Company or (iii) are imposed in respect of services of an Underwriter, other than those performed outside of Canada in the ordinary course of the business carried on by such Underwriter that included the performance of such services for a fee. The Company further agrees to indemnify and hold harmless the Underwriters against any Stamp Taxes, including any interest and penalties, on the creation, issue and sale of the Securities, and on the execution, delivery, performance and enforcement of the Transaction Documents.

5.            Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees with the Company that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show) or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Company.

6.            Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)            Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)            Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)            No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded to the Securities or any other debt securities or preferred shares issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred shares issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)            No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)            Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(c) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)            Comfort Letters. On the date of this Agreement and on the Closing Date, Grant Thornton LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)            Opinion and 10b-5 Statement of Counsel for the Company. Latham & Watkins LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, its written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(h)            Opinion of Canadian Counsel. Bennett Jones LLP, Canadian counsel for the Company, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

(i)            Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)            No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, provincial, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k)            Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in writing or any standard form of telecommunication, from the appropriate governmental authority of such jurisdiction.

(l)            DTC. The Securities shall be eligible for clearance and settlement through DTC.

(m)          Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(n)          Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.            Indemnification and Contribution.

(a)            Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, including any electronic road show, or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)            Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, including any electronic road show, or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Prospectus and the Prospectus: first paragraph in the section entitled “Underwriting (Conflicts of Interest)—Commissions and Discounts,” “Underwriting (Conflicts of Interest)—Price Stabilization and Short Positions” and second paragraph in the section entitled “Underwriting (Conflicts of Interest)—Other Relationships.”

(c)            Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by BofA Securities, Inc., J.P. Morgan Securities LLC, PNC Capital Markets LLC and Truist Securities, Inc. and any such separate firm for the Company, its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)            Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.            Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9.            Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on any of the Toronto Stock Exchange, New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. or Canadian federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.            Defaulting Underwriter.

(a)            If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)            Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.            Payment of Expenses.

(a)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any stamp, transfer or similar taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters in an amount not to exceed $10,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related reasonable fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)            If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.            Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.            Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.            Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.            Miscellaneous.

(a)            Authority of the Representatives. Any action by the Underwriters hereunder may be taken by BofA Securities, Inc., J.P. Morgan Securities LLC, PNC Capital Markets LLC and Truist Securities, Inc. on behalf of the Underwriters, and any such action taken by BofA Securities, Inc., J.P. Morgan Securities LLC, PNC Capital Markets LLC and Truist Securities, Inc. shall be binding upon the Underwriters.

(b)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, New York 10036 (fax: 212-901-7881); Attn: High Grade Debt Capital Markets Transaction Management/Legal; c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-834-6081); Attn: Investment Grade Syndicate Desk; c/o PNC Capital Markets LLC, 300 Fifth Ave, 10th Floor, Pittsburgh, PA 15222 (fax: 412-762-2760); Attn: Debt Capital Markets, Fixed Income Transaction Execution; and c/o Truist Securities, Inc., 50 Hudson Yards, 70th Floor, New York, New York 10001 (fax: 404-926-9027); Attn: Investment Grade Debt Capital Markets. Notices to the Company shall be given to it at 3 Waterway Square Place, Suite 110, The Woodlands, Texas 77380 (fax: 832-442-2290); Attention: General Counsel.

(c)         Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to its conflict of laws provisions.

(d)          Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment. The Company irrevocably appoints Corporation Service Company, located at 80 State Street, Albany, New York 12207-2543, as its authorized agent in the state of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 16, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(e)          Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Canada, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(f)          Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g)          Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(h)           Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “executed,” “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(i)            Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(k)            Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16(k):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

WASTE CONNECTIONS, INC.

By:	/s/ Mary Anne Whitney
Name: Mary Anne Whitney
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

BOFA SECURITIES, INC.

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By:	/s/ Christopher Dodman
Name:	Christopher Dodman
Title:	Managing Director

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

PNC CAPITAL MARKETS LLC

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By:	/s/ Valerie Shadeck
Name:	Valerie Shadeck
Title:	Managing Director

TRUIST SECURITIES, INC.

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By:	/s/ Robert Nordlinger
Name:	Robert Nordlinger
Title:	Managing Director

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount
BofA Securities, Inc.	$70,385,000
J.P. Morgan Securities LLC	70,385,000
PNC Capital Markets LLC	70,385,000
Truist Securities, Inc.	70,385,000
Mizuho Securities USA LLC	41,155,000
Scotia Capital (USA) Inc.	41,155,000
TD Securities (USA) LLC	41,155,000
U.S. Bancorp Investments, Inc.	41,155,000
CIBC World Markets Corp.	25,000,000
Huntington Securities, Inc.	11,540,000
Fifth Third Securities, Inc.	8,650,000
Zions Direct, Inc.	8,650,000
Total	$500,000,000

Schedule 2

SUBSIDIARIES

COMPANY	STATE/ PROVINCE/ COUNTRY OF FORMATION	QUALIFIED IN
10100 HOLDINGS, LLC	Colorado
115 W MAIN HOLDINGS, LLC	Colorado
1280 N. MAIN ST., LLC	California
1836 WATER VENTURES LLC	Delaware	Texas
1895548 ONTARIO LIMITED	Ontario
19th & Lower Buckeye, LLC	Delaware	Arizona
2201898 ALBERTA ULC	Alberta
2361975 ALBERTA LTD.	Alberta
2362047 ALBERTA ULC	Alberta
2362055 ALBERTA ULC	Alberta
2585303 Alberta Ltd.	Alberta
2585319 Alberta Ltd.	Alberta
2596557 ONTARIO LTD.	Ontario
2900 DEDE ROAD, LLC	Maryland
371 BRIAN HOLDINGS, LLC	Colorado
9164-9608 QUEBEC INC.	Quebec
9199-5290 QUEBEC INC.	Quebec
A.C.M.S., INC.	Florida
A.J. BLOSENSKI, INC.	Pennsylvania	Delaware Maryland
ACE SOLID WASTE, INC.	Minnesota
ADQUIP, LLC	Indiana
ADVANCED SYSTEMS PORTABLE RESTROOMS, INC.	Oregon
AIRBORNE DISPOSAL, LLC	Tennessee
AJB CBD LLC	Delaware
ALASKA WASTE MAT-SU, LLC	Alaska
ALASKA WASTE-DENALI, LLC	Alaska
ALASKA WASTE-DUTCH HARBOR, LLC	Alaska
ALASKA WASTE-INTERIOR, LLC	Alaska
ALASKA WASTE-JUNEAU, LLC	Alaska
ALASKA WASTE-KENAI PENINSULA, LLC	Alaska
ALASKA WASTE-KETCHIKAN, LLC	Alaska
ALASKA WASTE-NOME, LLC	Alaska
ALASKA WASTE-SITKA, LLC	Alaska
AMADOR VALLEY INDUSTRIES, LLC	California
AMERICAN DISPOSAL COMMERCIAL SERVICES, INC.	Virginia
AMERICAN DISPOSAL COMPANY, INC.	Washington
AMERICAN DISPOSAL MAINTENANCE SERVICES, INC.	Virginia
AMERICAN DISPOSAL PROPERTY HOLDINGS, LLC	Delaware	Georgia Virginia
AMERICAN DISPOSAL RECYCLING SERVICES, INC.	Virginia
AMERICAN DISPOSAL ROLL-OFF SERVICES, INC.	Virginia
AMERICAN DISPOSAL SERVICE OF GEORGIA, INC.	Georgia

COMPANY	STATE/ PROVINCE/ COUNTRY OF FORMATION	QUALIFIED IN
AMERICAN DISPOSAL SERVICES OF COLORADO, INC.	Colorado
AMERICAN DISPOSAL SERVICES OF MARYLAND, INC.	Virginia	Maryland
AMERICAN DISPOSAL SERVICES, INC.	Virginia
AMERICAN RECYCLING CENTER, INC.	Virginia
AMJ DEMOLITION, LLC	New Jersey
ANDERSON COUNTY LANDFILL, INC.	Delaware	South Carolina
ANDERSON REGIONAL LANDFILL, LLC	Delaware	South Carolina
AQUIFER MIDLAND, LLC	Texas
AQUIFER MIDLAND PROPERTY, LLC	Texas
arkansas reclamation company, llc	Arkansas
ARROWHEAD EMPLOYMENT COMPANY OF NEW JERSEY LLC	Delaware	Massachusetts New Jersey
ARROWHEAD EMPLOYMENT COMPANY, LLC	Delaware
ARROWHEAD ENVIRONMENTAL HOLDCO, INC.	Delaware
ARROWHEAD ENVIRONMENTAL HOLDINGS, LLC	Delaware
ARROWHEAD ENVIRONMENTAL, INC.	Delaware	Alabama New Jersey
ARROWHEAD ENVIRONMENTAL PARTNERS, LLC	Delaware	Alabama Connecticut Massachusetts New Jersey
ASTRO ACQUISITIONCO, INC.	Delaware
ATLANTIC COAST RECYCLING, LLC	Delaware	New Jersey
ATLANTIC COAST RECYCLING HOLDINGS, INC.	Delaware	New Jersey
ATLANTIC COAST RECYCLING OF OCEAN COUNTY, LLC	Delaware	New Jersey
AULC HOLDINGS, LLC	Delaware
Austin Landfill Holdings, Inc.	Delaware	Minnesota
B & J GARBAGE CO.	Oregon
BAY AREA PROPERTY HOLDINGS, INC.	Delaware	California
BAY DISPOSAL HOLDINGS, INC.	Delaware	North Carolina Virginia
BAY DISPOSAL PROPERTY HOLDINGS, LLC	Delaware	North Carolina Virginia
BAY DISPOSAL, LLC	Virginia	North Carolina
BESTRANS, INC.	Delaware	Maryland Pennsylvania
BETHLEHEM LANDFILL COMPANY	Delaware	Pennsylvania
BITUMINOUS RESOURCES, INC.	Kentucky
BLOSSOM PRAIRIE LANDFILL, INC.	Texas
BLUE COMPACTOR SERVICES, LLC	Minnesota
BLUE DIAMOND DISPOSAL, INC.	New Jersey
BLUE RIDGE LANDFILL COMPANY	Pennsylvania
BLYTHE RECYCLING AND DEMOLITION SITE HOLDINGS, INC.	Delaware	New Jersey Pennsylvania
BORDEN WASTE AWAY SERVICE, LLC	Indiana	Michigan
BRANDYWINE ASSOCIATES, L.L.C.	New Jersey
BROADACRE LANDFILL, INC.	Colorado

COMPANY	STATE/ PROVINCE/ COUNTRY OF FORMATION	QUALIFIED IN
BULLDOG ACQUISITION, LLC	Delaware	Illinois
BULLDOG WEST END HOLDINGS, INC.	Delaware
BUTLER COUNTY LANDFILL, INC.	Nebraska
C&S GROUP HOLDINGS, INC.	Nevada	California
C&S WASTE SOLUTIONS OF CALIFORNIA, INC.	California
C&S WASTE SOLUTIONS OF LASSEN COUNTY, LLC	California
C&S WASTE SOLUTIONS OF NEVADA, INC.	Nevada
CALPET, LLC	Wyoming
CAMINO REAL ENVIRONMENTAL CENTER, INC.	New Mexico
CANBY DISPOSAL COMPANY	Oregon
CANBY TRANSFER & RECYCLING, INC.	Oregon
CAPITAL REGION LANDFILLS, INC.	New York
CAROLINA LANDFILL, LLC	South Carolina
CAROLINA PROCESSING & RECYCLING, LLC	South Carolina
CAROLINA WASTE & RECYCLING LLC	South Carolina	Florida
Carpenter Waste Holdings, LLC	New York
CART-AWAY, LLC	New York
CENTRAL ALABAMA, LLC	Alabama
CGL HOLDINGS, LLC	Delaware	Utah
CH4, LLC	Illinois
CHAMBERS DEVELOPMENT OF NORTH CAROLINA, INC.	North Carolina
CHAMP LANDFILL COMPANY, LLC	Missouri
CHEROKEE SANITARY LANDFILL COMPANY	Arkansas
CHICAGO GRADE LANDFILL & RECYCLING LLC	California
CHICAGO GRADE LANDFILL HOLDINGS, INC.	Delaware	California
CHICAGO GRADE LANDFILL, INC.	California
CHIQUITA CANYON, INC.	Delaware	California
CHIQUITA CANYON, LLC	Delaware	California
CITY WASTE, LLC	Tennessee
CLEARLAKE WASTE SOLUTIONS, INC.	California
Clifton Organics, LLC	New York
CLOVER FLAT LAND FILL INC.	California
COLD CANYON LAND FILL, INC.	California
COLUMBIA RESOURCE CO., L.P.	Washington
COLUMBIA RIVER DISPOSAL, INC.	Washington
COMMERCIAL ROLLOFF COMPANY, LLC	Arizona
COMMERCIAL WASTE COMPANY, LLC	Arizona
COMMUNITY REFUSE DISPOSAL INC.	Nebraska
Complexe Enviro Connexions LTÉE	Canada	Quebec
CONSHOHOCKEN EQUIPMENT SERVICES, LLC	Pennsylvania
CONSHOHOCKEN RECYCLING & RAIL TRANSFER LLC	Delaware	Pennsylvania
CONSHOHOCKEN RECYCLING CENTER, LLC	Pennsylvania
CORRAL DE PIEDRA LAND COMPANY	California
COTTONWOOD PROPERTIES, LLC	Indiana
County Waste - Canaan B3 Transfer Station, LLC	New York
County Waste -- Ulster, LLC	New York	Pennsylvania

COMPANY	STATE/ PROVINCE/ COUNTRY OF FORMATION	QUALIFIED IN
COUNTY WASTE AND RECYCLING SERVICE, INC.	New York	Massachusetts Pennsylvania Vermont
COUNTY WASTE TRANSFER CORP.	New York
CRI HOLDINGS, LLC	Delaware	New Mexico Texas
CRM SITE SERVICES, LLC	Colorado
CUPOLA INDUSTRIAL PROPERTIES, LLC	Delaware
CURRY TRANSFER & RECYCLING, INC.	Oregon	California
CWR HOLDINGS, LLC	South Carolina
CYPRESS CREEK LANDFILL, LLC	Delaware	Alabama
D. M. DISPOSAL CO., INC.	Washington
DEINES SERVICE CO.	Oregon
DELTA WASTE SERVICES, L.P.	Texas
DELTA WASTE, L.L.C.	Texas
DENVER REGIONAL LANDFILL, INC.	Colorado
DICK’S SANITATION SERVICE, INC.	Minnesota
DNCS PROPERTIES, llc	Arizona	New Mexico
DRAGON DISPOSAL, LLC	Arizona
DRY CREEK LANDFILL, INC.	Oregon	California
DURHAM REGIONAL LANDFILL, INC.	Delaware
DURHAM REGIONAL LANDFILL, LLC	Arizona
E.L. HARVEY & SONS INC.	Massachusetts	New Hampshire
Eagle ford reclamation company, llc	Texas
ECOSORT, L.L.C.	Oregon
ECO-STORAGE INVESTMENTS, LLC	Delaware	Nebraska
EL PASO DISPOSAL, LP	Texas	New Mexico
ELKO SANITATION COMPANY	Nevada
EMPIRE DISPOSAL, INC.	Washington	Idaho
ENTECH ALASKA LLC	Alaska
ENTREPRISE SANITAIRE F.A. LTEE	Canada	Quebec
ENVIRONMENTAL TRUST COMPANY	Tennessee
EVERGREEN DISPOSAL, INC.	Montana
F.W. DISPOSAL, L.L.C.	Missouri
FINLEY-BUTTES LIMITED PARTNERSHIP	Oregon	Idaho
FINNEY COUNTY LANDFILL, INC.	Delaware	Kansas
FITCHBURG HARVEY HOLDINGS, LLC	Massachusetts
FLORIDA WASTE HOLDINGS, INC.	Delaware	Florida
Fort Ann Transfer Station, LLC	New York
FRONT RANGE LANDFILL, INC.	Delaware	Colorado
FW DISPOSAL SOUTH, LLC	Missouri
G & P DEVELOPMENT, INC.	Nebraska
Garden City Sanitation Property Holdings, LLC	Delaware	California
GARDEN CITY SANITATION, INC.	California
GENESIS RAILROAD REAL ESTATE, LLC	Pennsylvania
GGCOF STONEHILL BLOCKER I, LLC	Delaware
GHW RECYCLE, INC.	Delaware
GILL HAULING, INC.	Nebraska	Iowa South Dakota

COMPANY	STATE/ PROVINCE/ COUNTRY OF FORMATION	QUALIFIED IN
GLENN WEINBERGER TOPSOIL, INC.	Arizona
GMW ENTERPRISES, INC.	Arizona
GOLD RIVER HOLDINGS, LLC	Delaware
GRANVILLE TRANSFER STATION, LLC	Vermont	New York
Green Waste Solutions of Alaska, LLC	Alaska
GREENWICH TRANSFER STATION, LLC	Vermont	New York
GROOT INDUSTRIES, INC.	Delaware	Illinois
GROOT recycling & waste services, INC.	Illinois	Indiana Wisconsin
GROOT, INC.	Illinois
GROVELAND TRANSFER AND RECYCLING, INC.	Florida
GUMWOOD PROPERTIES, LLC	Indiana
Hampton Roads Recovery Center, LLC	Virginia
HARDIN SANITATION, INC.	Idaho
HAROLD LEMAY ENTERPRISES, INCORPORATED	Washington	Oregon
HARVEY HOLDINGS, LLC	Massachusetts
HARVEY RECYCLING OF FITCHBURG, LLC	Massachusetts
HERMOSA PIPELINE, LLC	Texas
HICKORY 17, LLC	Indiana
HIGH DESERT SOLID WASTE FACILITY, INC.	New Mexico
HIMCO WASTE-AWAY SERVICE, LLC	Indiana
HONEYWAGON ORGANICS, LLC	Colorado
HOODVIEW DISPOSAL & RECYCLING, INC.	Oregon
HOWLING COYOTE, LLC	Alabama	Connecticut Florida Massachusetts New Jersey
HUDSON VALLEY WASTE HOLDING, INC.	Delaware	New York
INTEGRA CERTIFIED DOCUMENT DESTRUCTION, LLC	Indiana
INTERMOUNTAIN ENVIRONMENTAL SERVICES, INC.	Colorado
INTERMOUNTAIN WASTE & RECYCLING, LLC	Colorado
IOWA WASTE SERVICES HOLDINGS, INC.	Delaware	Iowa
IOWA WASTE SERVICES, LLC	Delaware	Iowa
ISLAND DISPOSAL, INC.	Washington
J & J ACQUIRECO, LLC	Delaware
J & J SERVICES HOLDINGS, LLC	Delaware
J & J SERVICES, INC.	Tennessee
J BAR J LAND, INC.	Nebraska
JACKSON COUNTY RECYCLING PARTNERSHIP, LLC	Oregon
JACKSON TRANSFER STATION, LLC	Vermont	New York
K. B. RECYCLING, INC.	Oregon
KAHUT CITY SANITARY SERVICE, INC.	Oregon
KAHUT COMPANIES HOLDINGS, INC.	Delaware	Oregon
KAHUT INVESTMENT HOLDINGS, LLC	Oregon
KAHUT WASTE SERVICES, LLC	Oregon
KINGSBURY TRANSFER STATION, LLC	Vermont	New York
L.P. GILL, INC.	Nebraska	Iowa

COMPANY	STATE/ PROVINCE/ COUNTRY OF FORMATION	QUALIFIED IN
LAKE COUNTY WASTE SOLUTIONS, INC.	California
LAKESHORE DISPOSAL, INC.	Idaho
LANDFILL L.L.C.	Illinois
LAUREL RIDGE LANDFILL, L.L.C.	Delaware	Kentucky
LAYNE SWD, LLC	Delaware	Texas
LAYNE WATER MIDSTREAM, LLC	Delaware	Texas
LAYNE WATER MIDSTREAM RESOURCES, LLC	Delaware
LEALCO, INC.	Texas
LES ENTREPRISES RAYLOBEC INC.	Quebec
LEWIS CLARK RECYCLING AND DISPOSAL, LLC	Delaware	Pennsylvania
LIGHTNING BUTTE ENVIRONMENTAL, LLC	Minnesota	Wyoming
LITTLE RIVER RECYCLING REALTY, INC.	Massachusetts
LITTLE RIVER RECYCLING, INC.	Massachusetts
LIVERMORE SANITATION, INC.	California
LONE STAR DISPOSAL (TEXAS), L.L.C.	Texas
LONE STAR DISPOSAL, L.P.	Texas
LORAAS DISPOSAL NORTH LTD.	Saskatchewan
louisiana reclamation company, l.l.c.	Louisiana
LOUISIANA REGIONAL LANDFILL COMPANY	Delaware	Louisiana
MADERA DISPOSAL SYSTEMS, INC.	California
MAINLY SANITATION BUSINESS, LLC	Delaware
MAMMOTH DISPOSAL COMPANY	California
MANAGEMENT ENVIRONMENTAL NATIONAL, INC.	Washington	Oregon
MASON COUNTY GARBAGE CO., INC.	Washington
MBO, LLC	Delaware	Louisiana
MDSI OF LA, INC.	California
MECHANIC, LLC	Indiana
MEL DEINES SANITARY SERVICE INC.	Oregon
MENDOCINO LEASING COMPANY, INC.	California
MERIDIAN HILL COMPOSTING, INC.	Washington
METROPOLITAN TRANSFER STATION, INC.	New York
MILLENNIUM WASTE INCORPORATED	Indiana	Illinois Iowa
MILPITAS SANITATION, INC.	California
MISSION COUNTRY DISPOSAL	California
Moring/Gills Environmental Services, LLC	Illinois
MORRO BAY GARBAGE SERVICE	California
MOUNTAIN ROLL-OFFS, INC.	Colorado
MOUNTAIN VIEW WASTE SYSTEMS, LLC	Colorado
MOUNTAIN WASTE - DENVER, LLC	Colorado
MOUNTAIN WASTE & RECYCLING, INC.	Colorado
MRL PROPERTY HOLDINGS, INC.	Delaware	Arizona Texas
MTG DISPOSAL, LLC	Massachusetts	Rhode Island
MURREY’S DISPOSAL COMPANY, INC.	Washington
MUSIC CITY PICK-A-PART	Tennessee (no state filing required or made)
MUSIC CITY PICK-A-PART HOLDINGS I, LLC	Delaware	Tennessee

COMPANY	STATE/ PROVINCE/ COUNTRY OF FORMATION	QUALIFIED IN
MUSIC CITY PICK-A-PART HOLDINGS II, LLC	Delaware	Tennessee
NAUSET DISPOSAL HOLDINGS, INC.	Delaware	Massachusetts
NEBRASKA ECOLOGY SYSTEMS, INC.	Nebraska
NEVADA SITE SERVICES	Nevada
NOBLES COUNTY LANDFILL, INC.	Minnesota
NORTHBOROUGH HARVEY HOLDINGS, LLC	Massachusetts
NORTHWEST CONTAINER SERVICES, INC.	Oregon	Washington
NWCS CONTAINER, INC.	Delaware	California Oregon Washington
OKLAHOMA CITY WASTE DISPOSAL, INC.	Oklahoma
OKLAHOMA LANDFILL HOLDINGS, INC.	Delaware	Oklahoma
OREGON ENVIRONMENTAL INDUSTRIES, LLC	Oregon
OSAGE LANDFILL, INC.	Oklahoma
PACIFIC RECYCLING SOLUTIONS, INC.	California
PACIFIC SOLID WASTE DISPOSAL, INC.	Washington
PAHRUMP VALLEY DISPOSAL, INC.	Nevada	California
PALADIN COMMODITIES, INC.	Delaware	California Oregon Washington
PENINSULA SANITATION SERVICE, INC.	Washington
PENN WASTE INC.	Pennsylvania
PENN WASTE PROPERTY HOLDINGS, LLC	Delaware	Pennsylvania
PERRY COUNTY ASSOCIATES, L.L.C.	Alabama
PERRY COUNTY RAILROAD, LLC	Alabama	Connecticut Florida New Jersey
PIERCE COUNTY RECYCLING, COMPOSTING AND DISPOSAL, LLC	Washington
PINE CONE RECYCLING, LLC	Indiana
PIONEER RECYCLING SERVICES, LLC	Delaware	Oregon Washington
POST OAK CLEAN GREEN, INC.	Texas
POTRERO HILLS LANDFILL, INC.	California
PRATT & CO., INC.	Massachusetts
PREFERRED SEPTIC & DISPOSAL, INC.	California
PREMIER WASTE SOLUTIONS, LLC	Nebraska
PSI ENVIRONMENTAL SERVICES, INC.	Indiana	Idaho
PSI ENVIRONMENTAL SYSTEMS, INC.	Indiana	Idaho
QUACKENBUSH MOUNTAIN RESOURCE RECOVERY & COMPOST FACILITY, LLC	California
QUAD COUNTY ENVIRONMENTAL SOLUTIONS, LLC	Mississippi	Tennessee
R.A. BROWNRIGG INVESTMENTS, INC.	Oregon
R.J.C. TRUCKING CO.	Oregon
R360 ANTELOPE DRAW, LLC	Delaware	New Mexico
R360 ARTESIA, LLC	Delaware	New Mexico
R360 ENVIRONMENTAL SOLUTIONS CANADA INC.	British Columbia	Alberta Saskatchewan
R360 ENVIRONMENTAL SOLUTIONS HOLDINGS, INC.	Delaware	Texas North Dakota

COMPANY	STATE/ PROVINCE/ COUNTRY OF FORMATION	QUALIFIED IN
R360 ENVIRONMENTAL SOLUTIONS OF LOUISIANA, LLC	Delaware	Louisiana
R360 ENVIRONMENTAL SOLUTIONS OF MISSISSIPPI, LLC	Delaware	Mississippi
R360 ENVIRONMENTAL SOLUTIONS OF TEXAS, LLC	Delaware	Texas
R360 ENVIRONMENTAL SOLUTIONS, LLC	Delaware	Texas
R360 ES Holdings, Inc.	Delaware
R360 HITCHCOCK, LLC	Delaware	Texas
R360 OKLAHOMA, LLC	Delaware	Oklahoma
R360 PERMIAN BASIN, LLC	New Mexico	Texas
R360 RED BLUFF, LLC	Texas
R360 SHUTE CREEK, LLC	Delaware	Wyoming
R360 SILO, LLC	Delaware	Wyoming
R360 WATER SOLUTIONS, LLC	Delaware	Texas
RAILROAD AVENUE DISPOSAL, LLC	Delaware	Mississippi
RAM WASTE SYSTEMS, INC.	Colorado
RECYCLE MINNESOTA L. L. C.	Minnesota
RECYCLING WORKS, LLC	Indiana
RED CARPET LANDFILL, INC.	Oklahoma
REDROCK LEASING, INC.	Nevada	California
REDWOOD WASTE SOLUTIONS, INC.	Delaware	California
REGAL RECYCLING CO. INC.	New York
RENSSELAER REGION LANDFILLS, INC.	Delaware	New York
RH FINANCIAL CORPORATION	Washington
rich valley, LLC	Minnesota
RIDGE (CHATHAM) HOLDINGS G.P. INC.	Canada	Ontario Manitoba
RIDGE (CHATHAM) HOLDINGS LP	Manitoba	Ontario
RIP, INC.	Florida
RIPTIDE MIDSTREAM, LLC	Delaware	Texas
ROAD RUNNER WASTE SERVICE, INC.	New Mexico
ROBERT WRIGHT DISPOSAL, INC.	New York
Rochelle Waste Disposal, L.L.C.	Illinois
Rock River Environmental Services, Inc.	Illinois
Rock River Environmental Solutions, LLC	Illinois	Wisconsin Indiana Iowa
ROGUE COMPOST, LLC	Oregon
Rogue Disposal & Recycling, Inc.	Oregon
Rogue Green Fuels LLC	Oregon
Rogue Klamath Transfer LLC	Oregon
Rogue Materials Recovery, LLC	Oregon
Rogue Rail & Transload LLC	Oregon
Rogue Rock LLC	Oregon
Rogue Shred, LLC	Oregon
Rogue Transfer & Recycling, LLC	Oregon
Rogue Waste Disposal Holdings, Inc.	Delaware	Oregon
ROGUE WASTE SYSTEMS, LLC	Oregon
Rogue WASTE, Inc.	Oregon

COMPANY	STATE/ PROVINCE/ COUNTRY OF FORMATION	QUALIFIED IN
ROLL-OFF EXPRESS, INC.	Maryland
ROYAL WASTE HOLDINGS, INC.	Delaware
ROYAL WASTE PROPERTY HOLDINGS, LLC	Delaware	New York
ROYAL WASTE SERVICES, INC.	Delaware	New York
RRD Holding Company	Illinois	Wisconsin
S.A. Dunn & Company, LLC	New York
SAN LUIS GARBAGE COMPANY	California
SANFORD RECYCLING AND TRANSFER, INC.	Florida
SANIPAC, INC.	Oregon
SANITATION SOLUTIONS PROPERTIES, LLC	Texas
SANITATION SOLUTIONS, INC.	Texas	Oklahoma
SANTA MARIA TRANSFER STATION, INC.	California
SCOTT SOLID WASTE DISPOSAL COMPANY	Tennessee	Kentucky
SCOTT WASTE SERVICES, LLC	Kentucky
SEABREEZE RECOVERY, INC.	Delaware	Texas
SECTION 18, LLC	Minnesota	Wyoming
SEDALIA LAND COMPANY	Colorado
SENECA MEADOWS, INC.	New York	New Jersey
SERVICES ENVIRONNEMENTAUX RICHELIEU INC.	Quebec
shale gas services, llc	Arkansas
Sierra Holding Group, LLC	New York
Sierra Processing, LLC	New York
SILVER SPRINGS ORGANICS L.L.C.	Washington
SJ RECLAMATION, inC.	Delaware
SKB Environmental cloquet landfill, inc.	Minnesota
SKB ENVIRONMENTAL, inC.	Minnesota	Wisconsin
SLD LANDFILL, INC.	Delaware	Florida
SOLID WASTE SYSTEMS, INC.	California
SOUTH COUNTY SANITARY SERVICE, INC.	California
SOUTH LAKE REFUSE COMPANY, LLC	California
SOUTHWEST ENVIRONMENTAL SERVICES	Nevada
SSL OPERATING COMPANY, INC.	Delaware	Oregon
Steamboat Creek Terminals, Inc.	Virginia
STONEHILL CROATIA, LLC	Delaware	Texas
STONEHILL DAWSON, LLC	Delaware	Texas
STONEHILL HOWARD, LLC	Delaware	Texas
STONEHILL INFRASTRUCTURE, LLC	Delaware	Colorado Texas West Virginia
STONEHILL INFRASTRUCTURE HOLDINGS, INC.	Delaware
STONEHILL MARTIN, LLC	Delaware	Colorado Texas
STONEHILL MARTIN INTERMEDIATE, LLC	Delaware	Texas
STONEHILL MARTIN TOPCO, LLC	Delaware	Texas
STONEHILL PIPELINE, LLC	Delaware	Texas
STRIKER 4 OPCO, LLC	New Mexico
STUTZMAN REFUSE DISPOSAL INC.	Kansas
SUMTER RECYCLING AND SOLID WASTE DISPOSAL, INC.	Florida

COMPANY	STATE/ PROVINCE/ COUNTRY OF FORMATION	QUALIFIED IN
SUN COUNTRY MATERIALS, LLC	Delaware	Florida
TABLE ROCK HOLDINGS, LLC	Oregon
TACOMA RECYCLING COMPANY, INC.	Washington
TAFT RECYCLING, INC.	Florida
TANNER ROAD FACILITY, L.P.	Texas
TEAM WASTE SERVICES HOLDINGS, INC.	Delaware	Mississippi Tennessee
TENNESSEE WASTE MOVERS, INC.	Delaware	Tennessee
TEXAS REGIONAL LANDFILL COMPANY LP	Texas
THUNDER BUTTE ENVIRONMENTAL, LLC	Minnesota	Wyoming
TIMBER RIDGE LANDFILL COMPANY	Missouri
TIMBERLINE DISPOSAL, L.L.C.	Colorado
TRANSFER STATION SOLUTIONS, LLC	Texas
TRI COUNTY SCRAP METALS, LLC	California
TROJAN RECYCLING PROPERTY HOLDINGS, LLC	Delaware	Massachusetts
TROJAN RECYCLING, INC.	Massachusetts
TWM LAND HOLDINGS, LLC	Mississippi
UKIAH WASTE SOLUTIONS, INC.	California
UNITED RAIL TRANSPORTATION CORP., LLC	Delaware	New Jersey
UPPER VALLEY DISPOSAL HOLDINGS, INC.	Delaware	California
UPPER VALLEY DISPOSAL SERVICE	California
UPPER VALLEY RECYCLING, INC.	California
US LIQUIDS OF LA., L.P.	Delaware	Louisiana Texas
VAIL HONEYWAGON ENTERPRISES, LLC	Colorado
VISTA CORPORATION	California
WARM ASSOCIATES II, LLC	Rhode Island	Massachusetts
WASCO COUNTY LANDFILL, INC.	Delaware	Oregon
WASTE-AWAY GROUP, LLC	Indiana
WASTE AWAY GROUP HOLDINGS, INC.	Delaware	Indiana
WASTE CONNECTIONS BAYOU, INC.	Delaware	Louisiana
WASTE CONNECTIONS BROKERAGE SERVICES, LLC	Delaware	New York
WASTE CONNECTIONS HOLDINGS LTD.	Ontario
WASTE CONNECTIONS LONE STAR, INC.	Texas	Oklahoma
WASTE CONNECTIONS MANAGEMENT SERVICES, INC.	Delaware	Texas
WASTE CONNECTIONS OF ALABAMA, INC.	Delaware	Alabama
WASTE CONNECTIONS OF ALASKA, INC.	Delaware	Alaska
WASTE CONNECTIONS OF ALBUQUERQUE, LLC	Arizona	New Mexico
WASTE CONNECTIONS OF ARIZONA, INC.	Delaware	Arizona
WASTE CONNECTIONS OF ARKANSAS, INC.	Arkansas	Missouri
WASTE CONNECTIONS OF CALIFORNIA, INC.	California
Waste Connections of Canada Inc.	Ontario	Alberta British Columbia Saskatchewan Manitoba Quebec
WASTE CONNECTIONS OF COLORADO, INC.	Delaware	Colorado
WASTE CONNECTIONS OF EL PASO, LP	Texas

COMPANY	STATE/ PROVINCE/ COUNTRY OF FORMATION	QUALIFIED IN
WASTE CONNECTIONS OF FLORIDA, INC.	Delaware	Florida
WASTE CONNECTIONS OF GEORGIA, INC.	Delaware	Georgia
WASTE CONNECTIONS OF IDAHO, INC.	Indiana	Idaho
WASTE CONNECTIONS OF ILLINOIS, INC.	Delaware	Illinois Iowa
WASTE CONNECTIONS OF IOWA, INC.	Iowa	Minnesota
WASTE CONNECTIONS OF KANSAS, INC.	Delaware	Kansas Oklahoma
WASTE CONNECTIONS OF KENTUCKY, INC.	Delaware	Indiana Kentucky
WASTE CONNECTIONS OF LOUISIANA, INC.	Delaware	Louisiana Mississippi
WASTE CONNECTIONS OF MARYLAND, INC.	Delaware	Maryland
WASTE CONNECTIONS OF MASSACHUSETTS, INC.	Delaware	Massachusetts
WASTE CONNECTIONS OF MINNESOTA, INC.	Minnesota
WASTE CONNECTIONS OF MISSISSIPPI DISPOSAL SERVICES, LLC	Mississippi
WASTE CONNECTIONS OF MISSISSIPPI, INC.	Delaware	Alabama Mississippi Tennessee
WASTE CONNECTIONS OF MISSOURI, INC.	Missouri	Illinois
WASTE CONNECTIONS OF MONTANA, INC.	Delaware	Montana
WASTE CONNECTIONS OF NEBRASKA, INC.	Delaware	Nebraska South Dakota Iowa Colorado Wyoming
WASTE CONNECTIONS OF NEVADA, INC.	Delaware	Nevada
WASTE CONNECTIONS OF NEW JERSEY, INC.	Delaware	New Jersey Pennsylvania
WASTE CONNECTIONS OF NEW MEXICO, INC.	Delaware	New Mexico Arizona
WASTE CONNECTIONS OF NEW YORK, INC.	Delaware	New Jersey New York
WASTE CONNECTIONS OF NORTH CAROLINA, INC.	Delaware	North Carolina South Carolina
WASTE CONNECTIONS OF NORTH DAKOTA, INC.	Delaware	North Dakota
WASTE CONNECTIONS OF OKLAHOMA, INC.	Oklahoma	Kansas
WASTE CONNECTIONS OF OREGON, INC.	Oregon	Idaho Washington
WASTE CONNECTIONS OF OSCEOLA COUNTY, LLC	Florida
WASTE CONNECTIONS OF PENNSYLVANIA, INC.	Delaware	Maryland Pennsylvania
WASTE CONNECTIONS OF RHODE ISLAND, INC.	Delaware	Rhode Island Connecticut Massachusetts
WASTE CONNECTIONS OF SOUTH CAROLINA, INC.	Delaware	South Carolina
WASTE CONNECTIONS OF SOUTH DAKOTA, INC.	South Dakota	Iowa Nebraska

COMPANY	STATE/ PROVINCE/ COUNTRY OF FORMATION	QUALIFIED IN
WASTE CONNECTIONS OF TENNESSEE, INC.	Delaware	Kentucky Tennessee Arkansas Mississippi Georgia
WASTE CONNECTIONS OF TEXAS, LLC	Delaware	Texas
WASTE CONNECTIONS OF UTAH, INC.	Delaware	Utah
WASTE CONNECTIONS OF WASHINGTON, INC.	Washington	Idaho Oregon
WASTE CONNECTIONS OF WYOMING, INC.	Delaware	Wyoming
WASTE CONNECTIONS PALMETTO, INC.	Delaware	South Carolina
WASTE CONNECTIONS US HOLDINGS, INC.	Delaware	Texas
WASTE CONNECTIONS US, INC.	Delaware	California Texas
WASTE CONTROL PROPERTY HOLDINGS, LLC	Delaware	Washington
WASTE CONTROL RECYCLING, INC.	Washington
WASTE CONTROL, INC.	Washington
WASTE DISPOSAL, L.L.C.	Kansas
WASTE INNOVATIONS, LLC	Arizona
WASTE MASTERS SOLUTIONS HOLDINGS, INC.	Delaware	Maryland Pennsylvania
WASTE MASTERS SOLUTIONS, LLC	Delaware	Maryland Pennsylvania
WASTE REDUCTION SERVICES, L.L.C.	Oregon
WASTE SERVICES OF N.E. MISSISSIPPI, INC.	Mississippi
WASTE SOLUTIONS GROUP OF SAN BENITO, LLC	Delaware	California
WATERWAY TRAILS INC., a Texas captive insurance company	Texas
WAYS LANE LLC	Pennsylvania
WC INDUSTRIALS, INC.	Delaware
WCI AUSTIN LANDFILL, LLC	Minnesota
WCI CROSSINGS ULC	British Columbia	Alberta
WCI GLOBAL HOLDINGS ULC	British Columbia	Alberta
WCI NORTH INVESTMENTS, GP	Alberta
WCI SOUTH INVESTMENTS, LP	Delaware
WCI VENTURE I, LLC	Delaware
WCI VENTURE II, LLC	Delaware
WCI VENTURE III, LLC	Delaware
WCI VENTURE IV, LLC	Delaware
WCI-WHITE OAKS LANDFILL, INC.	Delaware	Louisiana
WCN DE LP CORPORATION	Delaware
WCN HOLDINGS, INC.	British Columbia	Ontario
WCN TX GP CORPORATION	Delaware	Texas
WEEKS ENVIRONMENTAL, LLC	Texas
WEST BANK ENVIRONMENTAL SERVICES, INC.	Indiana	Wyoming
WEST COAST RECYCLING AND TRANSFER, INC.	Oregon
WEST LINN REFUSE & RECYCLING, INC.	Oregon
WEST VALLEY COLLECTION & RECYCLING, LLC	California
WESTBOROUGH HARVEY HOLDINGS, LLC	Massachusetts
WHITEHALL CORPORATION	California
WHITEHALL TRANSFER STATION, LLC	Vermont	New York
Winnebago Landfill Company, LLC	Illinois
Winnebago Reclamation Service, Inc.	Illinois
WYOMING ENVIRONMENTAL SERVICES, INC.	Indiana	Wyoming
YAKIMA WASTE SYSTEMS, INC.	Washington

Annex A

Time of Sale Information

•	Pricing Term Sheet, dated May 28, 2025, substantially in the form of Annex B.

Annex B

WASTE CONNECTIONS, INC.

Pricing Term Sheet

Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-282813

Dated May 28, 2025

WASTE CONNECTIONS, INC.

Pricing Term Sheet

Issuer:	Waste Connections, Inc.
Title of Securities	5.250% Senior Notes due 2035 (the “Notes”)
Principal Amount:	$500,000,000
Maturity Date:	September 1, 2035
Coupon:	5.250%
Public Offering Price:	99.874% of face amount
Yield to Maturity:	5.263%
Benchmark Treasury:	4.250% UST due May 15, 2035
Benchmark Treasury Price and Yield:	98-02 and 4.493%
Spread to Benchmark Treasury:	+77 bps
Interest Payment Dates:	March 1 and September 1, commencing March 1, 2026
Optional Redemption:
Make-Whole Call:

Redeemable at any time prior to June 1, 2035 (three months prior to their maturity date) (the “Par Call Date”) at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Notes redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

Par Call:	Redeemable at any time on or after the Par Call Date in an amount equal to the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date.
Settlement:	T+5; June 4, 2025. Delivery of the Notes is expected to be made against payment for the Notes on June 4, 2025, which will be the fifth business day following the date hereof (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to one business day before delivery will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisers.

CUSIP:	94106B AJ0
ISIN:	US94106BAJ08
Ratings (Moody’s/S&P/Fitch)*:	A3 (Stable) / BBB+ (Stable) / A- (Stable)
Joint Book-Running Managers:

BofA Securities, Inc.

J.P. Morgan Securities LLC

PNC Capital Markets LLC

Truist Securities, Inc.

Mizuho Securities USA LLC

Scotia Capital (USA) Inc.

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

CIBC World Markets Corp.

Co-Managers:	Huntington Securities, Inc. Fifth Third Securities, Inc. Zions Direct, Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

The issuer has filed a registration statement (including a base prospectus), dated October 24, 2024, and a preliminary prospectus supplement, dated May 28, 2025 (the “Preliminary Prospectus Supplement”), with the SEC for the offering to which this communication relates. Before you invest, you should read the base prospectus in that registration statement and the Preliminary Prospectus Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll-free at 1-800-294-1322, J.P. Morgan Securities LLC collect at 1-212-834-4533, PNC Capital Markets LLC toll-free at 1-855-881-0697 or Truist Securities, Inc. toll-free at 1-800-685-4786.

This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.

Annex C

Form of Opinion and 10b-5 of Latham & Watkins LLP

Annex D

Form of Opinion of Bennett Jones LLP